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                                                                 Exhibit (d)(32)

                                WARRANT AGREEMENT
                                -----------------

         WARRANT AGREEMENT, dated as of _____________ ___, 2001, between INTERLIANT, INC., a Delaware corporation (the "Company"), and The Chase
                                               -------
Manhattan Bank, a New York corporation (the "Warrant Agent").
                                             -------------

                                    RECITALS
                                    --------

         WHEREAS, pursuant to that certain Recapitalization and Exchange Agreement (the "Exchange Agreement"), dated October ___, 2001, by and among the
                ------------------
Company and the holders named therein of the Company's issued and outstanding 7% Convertible Subordinated Notes (the "Subordinated Notes"), and pursuant to a
                                     ------------------
tender offer by the Company under Rule 13e-4 promulgated under the Securities Exchange Act of 1934 to certain other holders of Subordinated Notes (each of such holders and any transferee, successor or assign thereof, a "Holder" and,
                                                                 ------
collectively, the "Holders") the Company agreed to issue to the Holders warrants
                   -------
(the "Warrants") to purchase up to an aggregate of 11,125,687 shares (the
      --------
"Warrant Shares") of the Company's common stock, par value $.01 per share (the
 --------------
"Common Stock");
 ------------

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the registration, transfer, and exercise of the Warrants;

         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the Company and the Warrant Agent hereby agree as follows:

         1. Appointment of Warrant Agent. The Company hereby appoints the
            ----------------------------
Warrant Agent to act as warrant agent for the Company in accordance with the terms and conditions hereinafter set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

         2. Warrant Certificates. Each certificate for Warrants (a "Warrant
            --------------------                                    -------
Certificate") shall be substantially as set forth in Annex A attached hereto.
-----------                                          -------
The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Chief Executive Officer or Chief Financial Officer or President or any Senior Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Treasurer or Secretary or Assistant Secretary of the Company.

         Warrant Certificates shall be dated as of the date of countersignature by the Warrant Agent. At any time and from time to time after the execution and delivery of this Warrant Agreement, the Company may deliver Warrant Certificates, executed by the Company, to the Warrant Agent for countersignature, together with a Company order for the countersignature and delivery of such Warrant Certificates, and the Warrant Agent in accordance with the Company order shall countersign and deliver such Warrant Certificates. The Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

         3. Exercise and Payment.
            --------------------

            (a) Exercise. Each Warrant shall entitle the Holder thereof to
                --------
purchase from the Company one Warrant Share at a purchase price per share equal to $0.60 (the "Exercise Price"), as such purchase price and number of Warrant
               --------------
Shares may be adjusted from time to time pursuant to the provisions of Section 4 hereof, payable in full at the time of exercise of such Warrant. The Warrants may be exercised, in whole or in part, in accordance with the procedure set forth in Section 3(c) hereof, at any time or from time to time during the five-year period commencing on ___________ ___, 2001 and ending at 5:00 p.m., New York City time, on ___________ ___, 2006 or, in the event such date is a Saturday or Sunday, or a legal holiday on which the New York Stock Exchange ("NYSE") is closed, then the Warrants may be exercised until 5:00 p.m. New York
  ----
City time on the next succeeding business day (___________ __, 2006 or such next succeeding business day being referred to herein as the "Expiration Date").
                                                         ---------------

            (b) Net Issue Election. Any Holder may elect, not later than 45 days
                ------------------
after the date of the occurrence of a Change in Control (as such term is defined in the Indenture, dated as of ___________ __, 2001, between the Company and The Chase Manhattan Bank, as trustee, providing for the issuance of the Company's 10% Convertible Senior Notes due 2006) of the Company, to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the Warrants held by such Holder, or any portion thereof, determined by the Company in accordance with the formula set forth below, by the surrender of such Warrant Certificates to the Company, accompanied by a duly completed Net Issue Election Notice provided in the Warrant Certificate, in accordance with the procedure set forth in Section 3(c) hereof. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                         A

where

         X = the number of shares of Common Stock to be issued to the Holder pursuant to this Section 3(b);

         Y = the number of shares of Common Stock issuable upon the exercise of the Warrants in respect of which the net issue election is made pursuant to this
Section 3(b);

         A = the Fair Market Value of one share of Common Stock, as defined in
Section 7 herein; and

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     B = the Exercise Price in effect under the Warrants at the time the Net
Issue Election Notice is received by the Company pursuant to this Section 3(b).

The Board of Directors of the Company shall promptly respond in writing to an inquiry by any Holder as to the Fair Market Value of one share of Common Stock.

          (c) Procedure. Warrants may be exercised pursuant to Section 3(a) or
              ---------
3(b) hereof by surrender of the Warrant Certificates representing such Warrants to the Company at the Warrant Agent's address set forth in Section 11(i) hereof, with the Notice of Exercise or the Net Issue Election Notice provided for in the Warrant Certificate, as the case may be, duly completed and executed, accompanied by payment of the aggregate Exercise Price under Section 3(a) for the Warrant Shares to be purchased upon such exercise. Payment for the Warrant Shares shall be made by a certified or bank cashier's check payable to the order of the Company or by wire transfer to an account designated by the Company. The Warrant Agent shall promptly forward to the Company all monies and Warrant Certificates received by the Warrant Agent for the purchase of Warrant Shares. If a Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock or other securities purchasable upon the exercise of the Warrants represented by such Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

          (d) Warrant Shares Certificates. Promptly after the exercise of any
              ---------------------------
Warrants, the payment of the Exercise Price, if the exercise is pursuant to
Section 3(a) and the surrender of Warrant Certificates representing the appropriate number of Warrants being exercised, the Company shall issue a certificate or certificates for the number of full Warrant Shares to which the Holder thereof is entitled, registered in accordance with the instructions set forth in the Notice of Exercise or Net Issue Election Notice as the case may be, together with cash as provided in Section 7 of this Warrant Agreement payable in respect of fractional shares and (if applicable) a new Warrant Certificate representing all remaining unexercised Warrants. The Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate(s) pursuant to the provisions of this Section and of Section 8 of this Warrant Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The certificates representing the Warrant Shares or the new Warrant (in the event of a partial exercise) shall be delivered to the Holder by the Warrant Agent at the Company's expense (including the payment by the Company of any applicable issue taxes or governmental charges imposed in connection with the issuance or delivery of the Common Stock) within a reasonable time, which shall in no event be later than ten (10) days after the date of exercise; provided, that the Warrant Agent shall have no responsibility or liability with respect to the delivery of any Warrant Share certificates or new Warrant Certificates unless and until it shall receive the same from the Company.

          4.  Adjustment of Exercise Price and Number of Shares. The number and
              -------------------------------------------------
kind of securities purchasable upon the exercise of a Warrant and the

Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Adjustments for Subdivisions of Common Stock. If the number of
              --------------------------------------------
shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then concurrently with the effectiveness of such dividend, subdivision or split up,
(i) the Exercise Price then in effect shall be proportionately decreased and
(ii) the number of shares of Common Stock issuable upon the exercise of a Warrant shall be increased in proportion to such increase of outstanding shares of Common Stock.

          (b) Adjustments for Combinations of Common Stock. If the number of
              --------------------------------------------
shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then concurrently with the effectiveness of such combination, (i) the Exercise Price then in effect shall be proportionately increased and (ii) the number of shares of Common Stock issuable upon the exercise of a Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (c) Adjustments for Stock Dividends and Other Distributions. In the
              -------------------------------------------------------
event the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Company not made on a pro rata basis from all holders of any class of the Company securities) payable in property or in securities of the Company other than shares of Common Stock, then, in each such event, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of the Holders entitled to receive such distribution, shall be reduced to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value on such record date of such distribution (as determined in good faith by the Board of Directors of the Company), applicable to one share of Common Stock; and (ii) the denominator of which shall be such Exercise Price in effect immediately prior to the close of business on such record date.

          (d) Adjustments for Reclassification, Exchange and Substitution.
              -----------------------------------------------------------
Except as provided in Section 6 upon a Notice Event, if the Common Stock issuable upon the exercise of a Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then each Warrant shall thereafter be exercisable for the remaining exercise period of the Warrant for the purchase of, in lieu of the number of shares of Common Stock which the Holder thereof would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by such Holder upon exercise of the Warrant immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made by the Company with the successor or surviving entity, if not the Company, so that the Holder of a Warrant shall thereafter be entitled to receive upon exercise during the remaining exercise period of the Warrant owned by such Holder the number of shares of stock or other securities or property of the Company or otherwise, to which such Holder would have been entitled on such reorganization or recapitalization had such Holder exercised the Warrant in its entirety immediately prior to such change.

          (e) Notification. Upon any adjustment pursuant to this Section 4, the
              ------------
Company shall, within ten (10) days thereafter, deliver written notice thereof to the Holders, with a copy to the Warrant Agent, which notice shall state the increased or decreased number of shares of Common Stock issuable upon the exercise of the Warrants, the adjusted Exercise Price and/or the details of any other adjustment pursuant to this Section 4, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder or beneficial owner of a Warrant to determine whether any facts exist which may require any adjustment pursuant to this Section 4 or otherwise, or with respect to the nature or extent of any such adjustment made or with respect to the method employed in making such adjustment, and shall be indemnified and held harmless to the extent specified in Section 10(e) hereof in connection with any claim, liability or dispute arising out of or in connection with any such adjustment, any failure or asserted failure to make such adjustment, or any insufficiency or asserted insufficiency of any such adjustment.

     5.  Merger, Consolidation, or Liquidation.
         -------------------------------------

         (a) If (i) the Company consolidates with or merges into another entity and is not the survivor, or sells or conveys substantially all of its property, and (ii) in connection therewith, shares of stock, other securities, property, or cash (collectively, "Merger Consideration") are issuable or deliverable in
                        --------------------
exchange for the Company's capital stock, then (iii) the Company shall give each Holder at least ten (10) days prior written notice of the consummation of such transaction and (iv) the Company shall make proper provision such that, upon the terms and in the manner provided in this Warrant Agreement, the Holder of each Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive, at the Exercise Price then in effect, in lieu of the Common Stock or other securities issuable upon such exercise immediately prior to such transaction, the Merger Consideration to which such Holder would have been entitled if such Warrant had been exercised in full immediately prior to such transaction, subject to adjustments subsequent to such transaction as nearly equivalent as possible to the adjustments provided for in
Section 4 above.

         (b) If the Company receives notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock (on an as converted basis), the Company shall give each Holder reasonable notice thereof, but in any event, the Company shall give each Holder at least ten (10) days prior written notice of the consummation of such transaction.

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         6. Notice of Certain Events. In the event (a "Notice Event"): (a) the
            ------------------------                   ------------
Company authorizes the issuance to any holders of any class of its capital stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) the Company authorizes the distribution to any holders of any class of its capital stock evidences of indebtedness or assets; (c) of any capital reorganization or reclassification of the Warrant Shares or the Company's Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock; (d) of any liquidation, consolidation or merger to which the Company is a party and for which approval of any of the Company's stockholders is required, other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the shares of Common Stock issuable upon the exercise of a Warrant; (e) of the conveyance or transfer of the Company's properties and assets, substantially as an entirety; or (f) of the Company's voluntary or involuntary dissolution, liquidation or winding-up; then, in each such instance, the Company shall cause to be mailed by certified mail to each Holder, at least ten (10) days prior to the applicable record or effective date for any event set forth above, a notice stating the dates as of which (x) the holders of capital stock of record to be entitled to receive any such rights, warrants or distributions or to be entitled to vote on such Notice Event are to be determined, and (y) such Notice Event is expected to become effective.

         7. Fractional Shares. No fractional shares of Common Stock will be
            -----------------
issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Fair Market Value (as defined below) of the Common Stock on the date of exercise. For the purposes hereof "Fair Market Value" of a share of Common Stock as of a
                 -----------------
particular date means: (a) if traded on an exchange or the over-the-counter market, quoted on the Nasdaq National Market or reported by the National Quotation Bureau, then the most recently reported closing or bid price, (b) if conversion or exercise is simultaneous with an underwritten public offering registered under the Securities Act of 1933, as amended, the public offering price (before deducting commissions, discounts or expenses) per share sold in such offer, and (c) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of Company's Directors who are not Company officers or employees (the "Outside
                                                                    -------
Directors"); provided, however that (i) the Company shall notify the Holder of
---------    --------  -------
such price within ten (10) days from the date of exercise; (ii) the Holder shall have ten (10) days after receipt of such notice to dispute such price by written notice to the Company; (iii) the Holder and the Company shall thereafter mutually agree upon an appraiser to determine a Fair Market Value binding upon the Holder and the Company; and (iv) the Company and the Holder shall split equally the costs of such appraisal unless the Fair Market Value determined thereby is 110% or more of that determined by the Outside Directors, in which case the Company shall bear the full costs of such appraisal.

     8.  Registration and Transfer.
         -------------------------

         (a) Registration. The Company shall maintain a register for the
             ------------
Warrants at the Warrant Agent's office at the address set forth in Section 11(i) hereof, for the registration of the transfer and exchange of Warrants. The Warrants shall initially be registered in the names of the Holders party to the Exchange Agreement. The Company and the Warrant Agent, and any agent of the Company or the Warrant Agent, each shall be entitled to treat the registered Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity.

         (b) Transfer and Exchange of Warrants; Procedure. Any Warrant shall be
             --------------------------------------------
transferable only upon surrender of the Warrant Certificate at the Warrant Agent's office at the address set forth in Section 11(i) hereof, duly endorsed by its Holder or by such Holder's duly authorized attorney or representative, accompanied by a duly executed Assignment Form provided in the Warrant Certificate, together with payment of any taxes which may be payable in connection with such transfer. Upon any registration of transfer, the Warrant Agent shall deliver a new Warrant Certificate to the person or entity entitled thereto and the surrendered Warrant Certificate shall be canceled. Warrant Certificates so canceled shall be delivered to the Company from time to time upon the Company's request.

         (c) Restrictive Legend. Each Warrant Certificate shall bear the legend
             ------------------
which appears on the form of Warrant Certificate attached hereto as Annex A.
                                                                    -------
Each certificate representing (i) the Warrant Shares and (ii) any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend or recapitalization, shall be endorsed as described in Section 7.1 of the Exchange Agreement.

         (d) Restrictions on Transfer. The Warrants shall not be transferred
             ------------------------
except in accordance with provisions of the Exchange Agreement. Upon transfer of any Warrant pursuant to this Section 8(d), the Company shall, at the request of the Holder and upon surrender of the Warrant Certificate to the Warrant Agent, with a duly executed Assignment Form provided for in the Warrant Certificate, promptly issue new Warrant Certificates in the names and amounts requested by the Holder to replace the surrendered Warrant Certificate.

     9.  Change of Warrant Agent. The Warrant Agent may at any time resign and
         -----------------------
be discharged from its duties under this Warrant Agreement by giving to the Company notice in writing of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent shall also mail such notice to each Holder at such Holder's address appearing on the Warrant register. The Warrant Agent may be removed by notice in writing to the Warrant Agent from the Company, a copy of which shall also be mailed to each Holder at such address. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a Holder of a Warrant (which shall, with such notice, submit its Warrant for inspection by the Company), then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof. The Company shall indemnify and hold harmless the Warrant Agent to the extent set forth in Section 10(e) hereof for any failure to appoint a successor Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent under this Warrant Agreement without further act or deed, and the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrant Certificates, records and property at the time held by it hereunder, and execute and deliver any necessary further assurance or conveyance. Failure to file or mail any notice provided for in this Section 9, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     10. Duties of Warrant Agent. The Warrant Agent undertakes only the duties
         -----------------------
and obligations expressly imposed by this Warrant Agreement, upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

         (a) The statements of fact and recitals contained herein and in the Warrant Certificates shall be taken as statements of the Company only, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Company shall promptly pay the reasonable fees and expenses of any such counsel.

         (d) The Warrant Agent may conclusively rely upon, and shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on, any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent compensation to be agreed for all services rendered by the Warrant Agent in the performance of its duties under this Warrant Agreement, to reimburse the Warrant Agent for all expenses, disbursements, taxes and governmental charges and other charges of any kind reasonably incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement (including reasonable compensation, expenses and disbursements of its agents and counsel) and to indemnify the Warrant Agent and its officers, directors, employees and agents and save each of them harmless against any and all losses, liabilities and expenses, including, without limitation, judgments, costs and reasonable counsel fees, for anything arising from or in connection with this Warrant Agreement or done or omitted by the Warrant Agent pursuant to this Warrant Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct or bad faith. In no event shall the Warrant Agent be liable for incidental, indirect, special, consequential or punitive damages. All such amounts to which any indemnified party is entitled under this Section 10(e) shall be paid by the Company from time to time as incurred, both in advance of and after the final disposition of any action or claim giving rise to such indemnifiable amount. This Section 10(e) will survive any termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

         (f) The Warrant Agent shall not be obligated to take any legal action or commence any proceeding on behalf of, or at the request of, any person or entity in connection with this Warrant Agreement or the Warrants, or to appear in, prosecute or defend any such legal action or proceeding. The Warrant Agent shall incur no liability for delaying performance of its obligations under this Warrant Agreement if there is any dispute regarding the Warrant Agent's obligations hereunder or if the Warrant Agent is otherwise uncertain of its obligations hereunder. Unless otherwise agreed between the Warrant Agent and the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by the Warrant Agent pursuant to any provisions of this Warrant Agreement or the Warrant Certificates. In no event shall the Warrant Agent be under any obligation to take any other action likely to involve expenses unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs, liabilities and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights and interests may appear.

         (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement or such stockholder, director, officer, partner or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company and its duties shall be determined solely by the provisions hereof, and no implied duties, covenants or obligations of the Warrant Agent shall be read into this Warrant Agreement or any Warrant Certificate or other document or instrument executed in connection herewith. The Warrant Agent does not assume any obligations or relationship of agency or trust for or with the Holders of the Warrants or the beneficial owners of the Warrant Shares. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from their neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

         (j) The Warrant Agent is hereby authorized and directed to accept instruction with respect to the performance of its duties hereunder from any executive officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by an executive officer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. No provision of this Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other stock to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

     11.  Miscellaneous.
          -------------

          (a) No Rights of Stockholders. The Warrant Certificate will not
              -------------------------
entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of the Warrant; further, the Holder shall have no liability as to the Exercise Price so long as the Warrants have not been exercised by such Holder.

          (b) No Impairment. The Company will not, by amendment of its
              -------------
Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against impairment.

          (c) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by
              -------------------------------------------------
the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of a Warrant Certificate, if mutilated, the Warrant Agent will make and deliver a new Warrant Certificate of like tenor and dated as of such cancellation, in lieu thereof.

          (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day
              ---------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close, then such action may be taken or such right may be exercised on the next business day that is not a Saturday or a Sunday or such other day.

          (e) Expiration of Warrants. Notwithstanding any other provision of
              ----------------------
this Warrant Agreement and the Warrant Certificates, the Warrants shall expire and shall no longer be exercisable at 5:00 p.m., New York time, on the Expiration Date.

          (f) Governing Law. This Warrant Agreement and the Warrants shall be
              -------------
governed by and construed in all respects in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

          (g) Entire Agreement; Amendment. This Warrant Agreement and the
              ---------------------------
Warrant Certificates constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Warrant Agreement may not be amended, waived, discharged, or terminated other than by a written instrument signed by the person, including any Holder, against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          (h) Successors and Assigns. Except as otherwise provided herein, the
              ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the Company and the Warrant Agent.

          (i) Notices, etc. All notices, requests and other communications
              ------------
required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by overnight courier, or otherwise delivered by hand or by messenger or sent by facsimile (electronic confirmation of receipt required), to the following addresses or facsimile numbers (or at such other addresses or facsimile numbers for the parties hereto as shall be specified by like notice to the other party):

              if to the Company:

              Interliant, Inc.
              Two Manhattanville Road
              Purchase, New York 10577
              Attention: General Counsel
              Facsimile: (914) 694-1346
              Telephone: (914) 696-6202

              if to the Warrant Agent:

              The Chase Manhattan Bank
              Institutional Trust Services
              450 West 33/rd/ Street, 15/th/ Floor
              New York, New York 10001
              Attention:  Mr. Ronald J. Halleran
              Facsimile: (212) 946-8160
              Telephone: (212) 946-3068

Each such notice or other communication shall for all purposes of this Warrant Agreement be treated as effective or having been given when delivered if delivered personally or by overnight courier, or, if sent by facsimile, upon electronic confirmation of receipt or, if sent by mail, three business days after delivery.

         [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Warrant Agent have executed this Warrant Agreement as of the day and year first written above.



                                           INTERLIANT, INC.


                                           By:  ________________________________
                                                Name: Francis J. Alfano
                                                Title: Chief Financial Officer



THE CHASE MANHATTAN BANK, as Warrant Agent


By:  _________________________
     Name:
     Title:

                                     ANNEX A
                                     -------

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                         COMMON STOCK PURCHASE WARRANTS

__No. __                                                  __ [Number] Warrants__
                                                          CUSIP No. _________

                     Void After 5:00 p.m. New York City Time
                              On _________ __, 2006

                                INTERLIANT, INC.

         THIS CERTIFIES THAT, for value received, [Name], or registered assigns, is the Holder of the number of Warrants set forth above, each Warrant entitling the Holder to purchase at any time during the period commencing on _________ __, 2001 and ending at 5:00 p.m., New York City time, on _________ ___, 2006 (the "Expiration Date"), one fully paid and non-assessable share of common stock, par
 ---------------
value $.01 per share ("Common Stock"), of Interliant, Inc., a Delaware
                       ------------
corporation (the "Company"), at a purchase price per share (the "Exercise
                  -------                                        --------
Price") initially equal to $0.60, upon presentation and surrender of this
-----
Warrant Certificate with the Notice of Exercise (attached hereto) duly completed and executed, together with the Exercise Price as provided in Section 3 (c) of the Warrant Agreement. The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise hereof (the "Warrant Shares")) set forth above and the Exercise Price set forth above
      --------------
are the number and Exercise Price as of the date of original issuance of this Warrant Certificate, based on the Common Stock as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, dated as of _________ ___, 2001 (the "Warrant Agreement"), between the Company and The
                                -----------------
Chase Manhattan Bank (the "Warrant Agent"), a New York corporation, which
                           -------------
Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company, the Warrant Agent and the Holders. Terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the principal executive office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office or agency of the Company designated for such purpose in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor, evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock (or other shares) as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made as provided in Section 7 of the Warrant Agreement.

         No Holder of this Warrant Certificate, as such, shall be entitled to vote or to receive dividends or to consent or to receive notice as a stockholder of the meetings of stockholders for the election of directors of the Company or any other matter or to any rights whatsoever as stockholder of the Company, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Warrant Shares shall have been delivered as provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock issuable upon exercise of this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares issuable upon such exercise until the date of the reopening of said transfer books as provided in the Warrant Agreement.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: ______________________


INTERLIANT, INC.

By:             _____________________________
                Name:
                Title:

Countersigned:


THE CHASE MANHATTAN BANK, as Warrant Agent


By:   __________________________________
      Name:
      Title:

                               NOTICE OF EXERCISE
                               ------------------

TO:  INTERLIANT, INC.
     Two Manhattanville Road,
     Purchase, New York 10577
     Attention:  General Counsel


         The undersigned hereby elects to exercise _________ Warrants represented by this Warrant Certificate to purchase ________shares of Common Stock (or other shares) issuable upon the exercise of such Warrants, and tenders herewith payment of the purchase price of such shares in full.

         Please issue a certificate or certificates representing said shares of Common Stock (or other shares) in the name of the undersigned or in such other name as is specified below:

                         ______________________________
                                     (Name)

                         ______________________________


                         ______________________________
                                    (Address)



                                            ____________________________________
                                                         (Signature)
                                            Title:______________________________


________________________
         (Date)

                            NET ISSUE ELECTION NOTICE
                            -------------------------

TO:   INTERLIANT, INC.
      Two Manhattanville Road,
      Purchase, New York 10577
      Attention:  General Counsel


         The undersigned hereby elects to exercise _________ Warrants represented by this Warrant Certificate to purchase ______ shares of Common Stock of INTERLIANT, INC. issuable upon the exercise of such Warrants pursuant to the terms of Section 3(b) of the Warrant Agreement, and surrenders herewith the applicable number of Warrants held by the undersigned as payment in full of such shares.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                         ______________________________
                                     (Name)

                         ______________________________


                         ______________________________
                                    (Address)

                                            ____________________________________
                                                        (Signature)
                                            Title:______________________________


________________________
         (Date)

                                 ASSIGNMENT FORM
                  (To be signed only upon transfer of Warrant)




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________, whose address is _____________________, the right represented by this Warrant to purchase _________ shares of Common Stock (or other shares), to which this Warrant relates.

         Dated:____________________




                                    ____________________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                    ____________________________________________
                                                     (Address)


Signed in the presence of:


_________________________